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                                                                    Exhibit 10.4

                       MANAGEMENT PARTICIPATION AGREEMENT

                  THIS MANAGEMENT PARTICIPATION AGREEMENT (this "Agreement") is made and entered into as of March 29, 2000 among Seagate Technology, Inc., Delaware corporation ("Seller"), Suez Acquisition Company (Cayman) Limited, a limited company organized under the laws of the Cayman Islands, ("Purchaser") and each of the management employees of Seller listed on the signature pages hereof (each a "Senior Manager" and collectively, the "Senior Managers").

                  WHEREAS, Seller and Purchaser are entering into the Stock Purchase Agreement dated as of March 29, 2000 (the "Stock Purchase Agreement") pursuant to which, as of the Closing which occurs on the Closing Date (each as defined in the Stock Purchase Agreement), Purchaser will acquire all of the shares of various subsidiaries of Seller and indirectly substantially all of the assets of Seller:

                  WHEREAS, Seller and each of the Senior Managers have entered in Management Retention Agreements pursuant to which each Senior Manager is afforded certain rights following the occurrence of a change of control of Seller (each a "Retention Agreement" and collectively, the "Retention Agreements") and Purchaser intends to assume, as of the Closing Date, Seller's obligations under the Retention Agreements, as modified hereby;

                  WHEREAS, the Senior Managers currently hold unvested options to acquire shares of Seller common stock ("Seller Options") and/or unvested restricted shares of Seller common stock ("Seller Restricted Shares") and have agreed that, as of the Closing Date, a portion of such Seller Options shall be assumed by Purchaser and converted into options to acquire shares of Purchaser (the "Rollover Options) and a portion of such Seller Restricted Shares shall be exchanged for substitute restricted shares of Purchaser issued by the Purchaser on the Closing Date ("Purchaser Restricted Shares"), in each case, on the terms and conditions hereinafter set forth; and

                  WHEREAS, Purchaser and the Senior Managers intend to enter into certain other compensation arrangements which are more fully set forth in the Management Term Sheet attached hereto as Exhibit A (the "Management Term Sheet").

                  NOW THEREFORE, in consideration of the foregoing premises, and the covenants and promises and representations set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and accepted, the parties hereto agree as follows:

1.                Section Effectiveness. This Agreement shall constitute a
                          -------------
binding obligation of the parties hereto as of the date hereof; provided that
                                                                --------
the operative provisions of this Agreement shall only take effect upon the occurrence of the Closing Date. In the event the Stock Purchase Agreement is terminated for any reason without the Closing Date having occurred, this

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Agreement shall be terminated without further obligation or liability of any party hereunder.

2.         Section Management Retention Agreements: As of the Closing Date,
                   -------------------------------
Purchaser shall assume the Retention Agreements and all of Seller's obligations and liabilities thereunder and such Retention Agreements shall thereafter continue in full force and effect in accordance with their terms, with the following understandings and modifications:

           (a) The Closing shall be deemed to constitute a "Change of Control" for purposes of the Retention Agreements and the protection afforded to the Senior Managers under the Retention Agreements which become applicable from and after the occurrence of a Change of Control shall apply; provided that from and
                                                         --------
after the Closing, all references in the Retention Agreements to the Company shall be deemed to constitute references to Purchaser; and from and after the Closing, no future corporate transactions or events (other than the Closing) shall be deemed to constitute a Change of Control for purposes of the Retention Agreements; provided, further, that (i) to the extent, but only to the extent,
            --------  -------
that any such Retention Agreements currently include a provision providing for gross-up protection for excise taxes incurred under Section 280G of the Internal Revenue Code of 1986 (a "Gross-Up Provision"), such Gross-Up Provision shall continue to apply with respect to any future change of control transactions involving Purchaser and (ii) to the extent that any such Retention Agreements currently include a provision limiting the dollar amount of the parachute payments (within the meaning of Section 280G of the Internal Revenue Code of 1986) payable thereunder to the greatest after-tax benefit that can be provided the individual, such limit shall continue to apply with respect to any future change of control transactions involving Purchaser;

           (b) The consummation of the transactions contemplated by the Stock Purchase Agreement, the occurrence of the Closing, and the termination of each Senior Manager's employment with Seller and commencement of employment with Purchaser shall not constitute a termination of any Senior Manager's employment for purposes of the Retention Agreements;

           (i) The term "Good Reason" within the Retention Agreements shall be restated to mean" an Employee's resignation of his or her employment with the Company as a result of any of the following actions, which actions remain uncured for at least thirty (30) days following written notice from Employee to the Company describing the occurrence of such events and asserting that such events constitute Good Reason; provided notice of such resignation is given to the Company within sixty (60) days after the expiration of such cure period: without Employee's express written consent, any material reduction in Employee's authority or responsibilities from those set forth in Employee's employment agreement with the Company (an "Employment Agreement") (or if such Employee is not a party to an Employment Agreement, from the authority and responsibilities initially assigned to such Employee by the Company after the Closing (as defined in the Stock Purchase Agreement dated as of March 29, 2000 by and between Seagate Technology, Inc. and Suez Acquisition Company (Cayman) Limited), without Employee's express written consent, any reduction of 10% or more in the level of the base salary, target annual bonus or employee benefits to be provided to Employee under the Employment Agreement (or if such Employee is not a party to an Employment Agreement, a

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reduction of 10% or more in the level of the base salary, target annual bonus or employee benefits provided to such Employee immediately prior to the Closing), other than a reduction implemented with the consent of Employee or a reduction that is equivalent to reduction in base salaries, annual bonus opportunities and/or employee benefits, as applicable, imposed on all other senior executives of the Company at a similar level within the Company (provided that the use of private aircraft shall not be deemed an employee benefit for theses purposes); or the relocation of Employee to a principal place of employment more than 50 miles from Employee's current principal place of employment, without Employee's express written consent"; and

          (c) The provisions of Sections 3(a)(2) and 3(a)(3) of each of the Retention Agreements (relating to the accelerated vesting of stock options and restricted shares) shall only apply with respect to the Rollover Options and Purchaser Restricted Shares (i.e., options and restricted shares expressly granted by Purchaser in substitution of (or as a result of Purchaser's assumption of) unvested options to acquire Seller common stock and unvested restricted shares which were not otherwise cancelled for consideration in connection with the Agreement and Plan of Merger by and among Veritas Software Corporation and Seagate Technology, Inc. dated as of March 29, 2000);

3.        Section  Rollover Equity.
                   ---------------

          (i) Each Senior Manager agrees to work, in good faith, with Purchaser and the institutional investors investing in Purchaser at the Closing (the "Institutional Investors") to provide that Seller Options and/or Seller Restricted Shares with an aggregate Rollover Value (as defined below) of between $150,000,000 and $250,000,000 (targeted at $200,000,000) will be converted into
Rollover Options and Purchaser Restricted Shares as follows; provided, that in any event Seller Options and/or Seller Restricted Shares with an aggregate Rollover Value of at least $150,000,000 will be so converted: Any such Seller Options will be assumed by Purchaser and converted into options to acquire shares of Purchaser and any such Seller Restricted Shares shall be exchanged as of the Closing Date for the issuance by Purchaser of Purchaser Restricted Shares, in each case, on the same terms and conditions as were applicable to the Seller Options and Seller Restricted Shares, as applicable, immediately prior to the Closing (including any unsatisfied vesting conditions and without any accelerated vesting as a result of the Closing or any related transactions). For purposes of this Agreement, "Rollover Value" shall mean with respect to Seller Options, the excess of (x) the fair market value per share of Seller common stock (using the average of the Seller's closing selling prices for the five consecutive trading days ending two trading days immediately preceding the Closing (the "FMV"), times the number of shares of Seller common stock subject to the Seller Option, over (y) the aggregate exercise price of the Seller Option and with respect to Seller Restricted Shares, the FMV times the number of Seller Restricted Shares.

          (b) The Purchaser Restricted Shares issued in exchange for Seller Restricted Shares held by any Senior Manager will have an aggregate fair market value (determined by reference to the price per share paid by the Institutional Investors at Closing), as of immediately after Closing, equal to the aggregate FMV of such cancelled Seller Restricted Shares

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immediately prior to the Closing. Similarly, the conversion of the Seller
Options into Rollover Options will be effected in a manner so as to preserve, as of the date of assumption and conversion, the "spread" (i.e., the excess of the FMV per share of Seller common stock immediately prior to the Closing over the exercise price of the Seller Option).

          (c) The Senior Managers will work with the Institutional Investors in good faith to effect the transactions contemplated by this Section 3 in a manner designed to minimize the application of any excise taxes imposed by Section 280G of the Internal Revenue Code of 1986.

          (i) All existing options to acquire common stock of Seller and its subsidiaries, other than the Seller Options which are assumed by Purchaser and converted into Rollover Options as contemplated hereby and options to acquire Seagate Information Management Group Holdings, Inc. common stock which shall remain outstanding after the Closing; and all existing restricted shares; other than the Seller Restricted Shares issued in exchange for the issuance of Purchaser Restricted Shares as contemplated hereby, will be cancelled in consideration for the payment by Veritas Software Corporation of the merger consideration pursuant to the terms of the Merger Agreement between Seller and Veritas Software Corporation.

(ii)           Section Management Term Sheet. In addition to the foregoing,
                       ---------------------
Purchaser and the Senior Managers acknowledge that they have agreed in good faith to enter into definitive documentation prior to the Closing providing for the adoption by Purchaser of a new option plan and the grant of options to the Senior Managers and others, the creation of a management stockholders agreement governing each Senior Manager's rights and obligations with respect to shares of Purchaser and other compensation matters, each as set forth more fully in the Management Term Sheet attached hereto as Exhibit A.

4.        Section  Miscellaneous.
                   -------------

          (a) This Agreement and the documents and instruments attached hereto as Exhibits, constitute the entire agreement among the parties with respect to the subject matter hereof and supercede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          (c) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

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SUEZ ACQUISITION COMPANY (CAYMAN) LIMITED


By: /s/ David Roux
    --------------
Name:   David Roux
Title:  Managing Member


SEAGATE TECHNOLOGY, INC.


By: /s/ William L. Hudson
    ----------------------
Name:   William L. Hudson
Title:  Sr. VP, General Counsel
            and Secretary

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                                 Senior Managers
                                 ---------------


/s/ Stephen J. Luczo        /s/ William D. Watkins        /s/ Mark A. Brewer
-------------------------  ----------------------------  ----------------------
 Stephen J. Luczo           William D. Watkins           Mark A. Brewer

/s/ Bernard A. Carballo    /s/ Karl T. Chicca            /s/ Donald G. Colton
-------------------------  ----------------------------  ----------------------
 Bernard A. Carballo        Karl T. Chicca               Donald G. Colton

/s/ James M. Chirico, Jr.  /s/ J. Ken Davidson           /s/ Brian S. Dexheimer
-------------------------  ----------------------------  ----------------------
 James M. Chirico, Jr.      J. Ken Davidson              Brian S. Dexheimer

/s/ Jaroslaw S. Glembocki   /s/ William L. Hudson        /s/ Thomas F. Mulvane
-------------------------  ----------------------------  ----------------------
 Jaroslaw S. Glembocki      William L. Hudson            Thomas F. Mulvaney

/s/ Charles C. Pope        /s/ Townsend H. Porter, Jr.   /s/ Charles M. Sander
-------------------------  ----------------------------  ----------------------
 Charles C. Pope           Townsend H. Porter, Jr.       Charles M. Sander

/s/ Michael C. Stears      /s/ Donald L. Waite           /s/ John P. Weyandt
-------------------------  ----------------------------  ----------------------
 Michael C. Stears          Donald L. Waite              John P. Weyandt

/s/ David A. Wickersham    /s/ Mark H. Kryder            /s/ Kevin D. Eassa
-------------------------  ----------------------------  ----------------------
 David A. Wickersham        Mark H. Kryder               Kevin D. Eassa

/s/ Timothy D. Harris      /s/ Patrick J. O'Malley       /s/ Nigel C. Macleod
-------------------------  ----------------------------  ----------------------
 Timothy D. Harris          Patrick J. O'Malley          Nigel C. Macleod

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/s/ Ralph R. McLaughlin     /s/ Joel A. Stead       /s/ Pom Piemsomboom
------------------------   -------------------      --------------------
 Ralph R. McLaughlin        Joel A. Stead           Pom Piemsomboom

/s/ Larry W. Poe                                    /s/ Larry T. McMannon
-----------------                                   ----------------------
 Larry W. Poe                                       Larry T. McMannon